Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP. NOTICE OF 2017 ANNUAL SHAREHOLDERS MEETING AND PROXY STATEMENT

RLI®

DIFFERENT WORKS

■ RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615
Phone: 309-692-1000 | Fax: 309-692-1068 | www.rlicorp.com

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 23, 2017

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2017 RLI Corp. Annual Shareholders Meeting. It will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on May 4, 2017, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, amendments to the Company’s Restated Articles of Incorporation,  an advisory vote on our executive compensation, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2016 and their impact on you and your Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 4, 2017

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on Thursday, May 4, 2017, at 2 p.m. Central Daylight Time for the following purposes:

1.	to elect twelve (12) directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders;
2.	to amend the Company’s Restated Articles of Incorporation (the “Articles”) to allow for the removal of directors without cause;
3.	to amend the Articles to conform the personal liability provision to the language of the governing Illinois statute;
4.	to amend the Articles to update the director election and registered agent provisions;
5.	to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);
6.	to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year; and
7.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 6, 2017, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 23, 2017

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•	By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

Deferred Compensation Plan	36
Key Employee Excess Benefit Plan	36
Elements of Post-Termination Compensation and Benefits	37
Stock Ownership/Retention Guideline	38
Executive Management	39
Executive Officers	39

2    |    RLI Corp. 2017 Proxy Statement

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 4, 2017

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2 p.m. Central Daylight Time on Thursday, May 4, 2017, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 23, 2017.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares by submitting your proxy in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

4    |    RLI Corp. 2017 Proxy Statement

Assuming the presence, in person or by proxy, of a quorum, the election of directors (Proposal One) requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

The proposals to amend the Company’s Restated Articles of Incorporation (Proposals Two through Four) each require the affirmative vote of a majority of the Company’s issued and outstanding voting shares.

Assuming the presence, in person or by proxy, of a quorum, the proposal to ratify the selection of KPMG as the Company’s independent accounting firm (Proposal Six) each requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote.

 The “Say-on-Pay” vote (Proposal Five) is advisory (not binding) in nature so there is no specified voting requirement for approval. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy).

With respect to Proposals Two, Three, Four and Six shareholders may vote “For,” “Against” or “Abstain” on each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matters respectively set forth in Proposals Two, Three,  Four and Six.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Six, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters. As a result, your broker will not be able to vote your shares on Proposals One through Five without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 6, 2017, the record date, shall be entitled to vote at the 2017 Annual Meeting. As of the record date, the Company had _________ shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2017 Annual Meeting.

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2016 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2016, unless otherwise noted:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Corporation(1)	5,637,265	12.84%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(2)	4,502,648	10.20%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc. (3)	3,878,870	8.83%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Neuberger Berman Group LLC (4)	2,305,596	5.25%
1290 Avenue of the Americas
New York, New York 10104

(1)

The information shown is based solely on a Schedule 13G dated February 13, 2017, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 3,382,490 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, and shared voting and shared dispositive power with respect to 5,637,265 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)

The information shown is based solely on a Schedule 13G dated February 8, 2017, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of January 31, 2017 BlackRock is the beneficial owner of 4,502,648 shares, and has sole voting with respect to 4,420,457 shares and sole dispositive power with respect to 4,502,648 shares.

(3)

The information shown is based solely on a Schedule 13G dated February 9, 2017, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 3,878,870 shares, and has sole voting with respect to 70,097 shares, sole dispositive power with respect to 3,805,480 shares, shared voting power with respect to 5,208 shares and shared dispositive power with respect to 73,390 shares.

(4)

The information shown is based solely on a Schedule 13G dated February 15, 2017, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”). According to the Schedule 13G, Neuberger is the beneficial owner of 2,305,596 shares, has shared voting and shared dispositive power with respect to 2,305,596 shares.

6    |    RLI Corp. 2017 Proxy Statement

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director, nominee for director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of December 31, 2016.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Kaj Ahlmann(2)	10,117	*
Barbara R. Allen	22,232	*
Michael E. Angelina (2)	9,797	*
John T. Baily (2) (3)	66,583	*
Thomas L. Brown(4) (5) (6)	61,428	*
Calvin G. Butler, Jr.	—	*
David B. Duclos (7)	1,892	*
Jeffrey D. Fick (4) (6)	56,003	*
Jordan W. Graham (2)	46,566	*
Daniel O. Kennedy (8)	69,187	*
Craig W. Kliethermes (4) (5)	106,724	*
Jennifer L. Klobnak (4) (6)	29,301	*
Charles M. Linke (2)	91,316	*
F. Lynn McPheeters (2)	89,421	*
Jonathan E. Michael (4) (5) (6) (9)	1,194,689	2.7%
Robert P. Restrepo, Jr.	1,800	*
James J. Scanlan (2)	6,853	*
Michael J. Stone (5) (6) (10) (11)	610,771	1.4%
Robert O. Viets (2) (12)	216,026	*

Directors and executive officers as a group (20 persons) (4) (5) (6) (7)	2,699,249	6.09%

*Less than 1% of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.
(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 7,651 shares; Mr. Angelina 2,622 shares; Mr. Baily 33,459 shares; Mr. Graham 41,916 shares; Mr. Linke 44,330 shares; Mr. McPheeters 42,714 shares; Mr. Scanlan 837 shares; and Mr. Viets 130,675 shares. Each participating director has no voting or investment power with respect to such shares.

(3)	Includes 6,000 shares held by Mr. Baily’s spouse.
(4)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of January 1, 2017, the following shares were allocated under the ESOP: Mr. Brown 2,224 shares; Mr. Fick 9,803 shares; Mr. Kliethermes 10,451 shares; Ms. Klobnak 14,389; and Mr. Michael 230,830 shares. During 2016, Messrs. Fick, Kliethermes and Michael and Ms. Klobnak were eligible to elect to diversify their respective ESOP shares.

(5)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Brown 6,823 shares; Mr. Kliethermes 17,976 shares; Mr. Michael 50,306 shares; and Mr. Stone 52,410 shares. Each participant has no voting or investment power with respect to such shares.

(6)

Includes shares that may be acquired by the named persons within 60 days after December 31, 2016, under the Omnibus Plan and the LTIPs (as described herein), upon the exercise of outstanding stock options as follows: Mr. Brown 22,000 shares; Mr. Fick 2,700 shares;  Ms. Klobnak 3,000 shares; Mr. Michael 68,000 shares; and Mr. Stone 232,000 shares.

(7)	Mr. Duclos is a nominee for election as a Director, see “Nominees” below.
(8)

Mr. Kennedy voluntarily left the Company in October 2016.  Pursuant to Item 402 of Regulation S-K, beneficial ownership of Mr. Kennedy is included because he would have been a named executive officer (“NEO”) had he been employed at the Company at the end of the fiscal year.  Mr. Kennedy’s share ownership is provided as of October 28, 2016 and is not included in the total number of shares owed by directors and executive officers as a group as of December 31, 2016.

(9)

Includes 124,650 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power; and 43,450 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trusts, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(10)	Includes 480 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.
(11)	Includes 54,857 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.
(12)

Includes 991 shares held in the Karen Viets Revocable Trust Agreement, and 5,380 shares held in the Karen M. Viets Grantor Retained Annuity Trust, over which Mr. Viets, as Co-Trustee, has shared voting and investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended( “Exchange Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2016,  the reporting persons have complied with all filing requirements of Section 16(a).

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all (12) directors are to be elected, each to hold office for a one-year term expiring at the 2018 Annual Meeting unless that director dies, resigns or is removed prior to that time. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 12 nominees named below. The affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Restated Articles of Incorporation.

NOMINEES

Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Calvin G. Butler, Jr., Jordan W. Graham, F. Lynn McPheeters, Jonathan E. Michael, Robert P. Restrepo, Jr., James J. Scanlan, Michael J. Stone and Ms. Barbara R. Allen, each a current director, are standing for election. Each is nominated to serve for a one-year term expiring in 2018.   Mr. David B. Duclos has been designated by the Board as a nominee for election of directors to serve for a one-year term expiring in 2018.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 12 nominees listed below.

8    |    RLI Corp. 2017 Proxy Statement

DIRECTOR NOMINEE INFORMATION

Below are specific qualifications, skills, attributes and experience with respect to the director nominees to the Board of Directors furnished to the Company by such individuals, summarized herein and more fully detailed in the individual professional history below, which information led to the conclusion they are qualified to serve as a director and are beneficial to the Company. The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director: Messrs. Ahlmann and Duclos — their broad reinsurance and insurance expertise, executive management experience, as well as their global insurance experience. Ms. Allen — her executive management experience, which includes profit & loss, balance sheet responsibility, budgeting and strategic planning for major lines of business worldwide. Mr. Angelina — his significant insurance industry experience including his extensive risk management background. Messrs. Baily and Scanlan — their extensive experience in accounting and auditing in the insurance and reinsurance industries. Mr. Butler – his significant executive management experience, together with his regulatory, external affairs, customer service and innovation and technology expertise.  Mr. McPheeters — his significant experience, expertise and background regarding accounting matters, together with his various executive management experience. Mr. Graham — his strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background.  Mr. Restrepo – his extensive insurance expertise, executive management, finance, regulatory, and risk management experience. The Board also considered the over 34 years of experience with the Company represented by Mr. Michael and over 38 years of insurance industry experience (19 years at the Company) represented by Mr. Stone.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Kaj Ahlmann	66	2009

Mr. Ahlmann retired after serving October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. He brings nearly 35 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a director of the parent organization, GE Capital Services. He served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution. Mr. Ahlmann currently serves on the boards of the American Institute for CPCU (Chartered Property and Casualty Underwriter) and the Advisory Boards of Six Sigma Academy and Insurance Thought Leadership, Inc. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Barbara R. Allen	64	2006

Ms. Allen retired after serving from November 2005 through August 2008 as President of Proactive Partners, a division of Tennis Corporation of America, which owns and operates athletic facilities in North America. She was former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005. For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets; and, President, Frozen Foods Division and Vice President Marketing. Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the women’s pro-soccer league start-up, the WUSA. Ms. Allen is a former director for Maytag Corporation, Tyson Foods, Inc., Converse Inc., Chart House Enterprises, Inc., Lance, Inc., and Coty, Inc., serving on audit and compensation committees. Ms. Allen has a Bachelor’s degree in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

Michael E. Angelina	50	2013

Mr. Angelina is the Executive Director of the Academy of Risk Management and Insurance at Saint Joseph’s University since April 2012. He leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Academy of Risk Management Insurance activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led Tillinghast Asbestos practice. Mr. Angelina serves as a Board Member of Equator Re, Hagerty Insurance Group, the American Academy of Actuaries (AAA), and a member of AAA Committee on Property & Liability Financial Reporting, CAS Committee on Reinsurance, and former Chair of AAA Casualty Practice Council. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

John T. Baily (1)	73	2003

Mr. Baily retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He was previously the National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years of which he was a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also past Chairman of C&L’s International Insurance Companies Committee. He was also a member of C&L’s governing body, the U.S. Board of Partners. He is a past Chairman of the AICPA Insurance Companies committee. He served on the Investment Committee of both Securitas Capital and Conning Capital Partners. Mr. Baily serves on the boards of Endurance Specialty Holdings, Inc., Golub Capital BDC, Inc., and its affiliates, is a member of the Pennsylvania Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants, and is Chairman Emeritus of the Board of Albright College. He previously served on the boards of Erie Indemnity Company, NYMagic, Inc. and CIFG Holdings, Ltd. He has served as the Chair of the Audit Committee of both private and public companies, and currently serves as the Audit Committee Chair of Endurance Specialty Holdings, Inc. He has a Bachelor’s degree in Economics from Albright College and a Master’s degree in Business Administration from the University of Chicago.

10    |    RLI Corp. 2017 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Calvin G. Butler, Jr.	47	2016

Mr. Butler has been the CEO of Baltimore Gas & Electric Company (BGE) since March 2014. In February 2008, Mr. Butler joined BGE and has held various managerial positions through the current date. The positions included VP, State Legislation & Government Affairs; SVP, External Affairs LCS State Legislation & Government Affairs; SVP, ComEd Corporate Affairs; SVP, Human Resources, Exelon Corp.; SVP, Corporate Affairs; SVP, Regulatory & External Affairs; and currently CEO.  From 1999 to January 2008, Mr. Butler held leadership positions with RR Donnelly, including vice president of manufacturing, senior director of government affairs, and senior vice president of external affairs. Mr. Butler worked from 1994 to 1999 at CILCORP. (Central Illinois Light Company) in its government affairs, legal and strategy departments.  Mr. Butler currently is a director, Bradley University Board of Trustees; director, Accenture Global Energy Council; director, University of Maryland Medical Center; director, Federal Reserve Bank of Richmond.  In addition, Mr. Butler serves on the Board of Directors of several civil and charitable organizations in and around the Baltimore area. He has a Bachelor’s degree in Public Relations from Bradley University, and received his Law degree from Washington University School of Law in St. Louis.

David B. Duclos	59	New Nominee

Mr. Duclos brings 38 years of experience with various companies related to the insurance and reinsurance industries. Most recently retired as CEO of QBE, North America in July, 2016. He was appointed to this position in April, 2013 and is now serving in an advisory capacity to the QBE Group CEO and Executive Management, and is a Non-Executive Director on the Emerging Markets and Equator Re Boards. He retired December 2012 from XL Group. Mr. Duclos joined XL Group in October 2003 as Chief Underwriting Officer and was responsible for XL Insurance’s Global Specialty operations for various underwriting units, which also included XL’s Lloyd’s syndicate. From January 2006 to December 2007, Mr. Duclos served as Chief Operating Officer, XL Insurance and was responsible for all business operations within XL Insurance, including all global underwriting platforms, region management/sales teams, ceded reinsurance and segment risk management. From January 2008 through December 2011, Mr. Duclos served as Chief Executive, XL Insurance where, in addition to his business accountabilities as Chief Operation Officer, was responsible for IT/Operations, Finance, Claims and numerous corporate activities, including leading strategy work with the XL Group executive team and XL Group Board.  From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various insurance and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Segment Head, Region President and ended as Business Leader, where he was responsible for the Specialty Program operation, one of CIGNA’s largest and most profitable businesses at the time.  He served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.   He is a director of St. Joseph University’s School of Risk Management and a former director of QBE Insurance Company of North America. Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania. Mr. Duclos, if elected, would be an independent director.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Jordan W. Graham	56	2004

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, social media, internet and information services companies. He has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, as well as a board director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

F. Lynn McPheeters	74	2000

Mr. McPheeters retired as Vice President and Chief Financial Officer of Caterpillar Inc., the world’s leading manufacturer of construction, mining and related equipment in February 2005. He joined Caterpillar Inc. in 1964 and held various financial positions and spent 15 years overseas. In his global assignments, he served as Distribution Finance Manager in Japan, Finance Manager in Europe and Secretary-Treasurer for Caterpillar Far East in Hong Kong. He went on to serve as Executive Vice President of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar’s Corporate Treasurer in 1996 until November 1998. He was responsible for the company’s banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company’s investment advisory group, which had its own group of mutual funds and managed the company’s employee 401(k) plan. He was also responsible for a division managing the placement of all corporate insurance coverages. Mr. McPheeters was appointed Vice President and Chief Financial Officer in 1998. He was responsible for the Corporate Services Division, which included accounting, tax, treasury, and investor relations functions. For three of his six years as CFO, he also had responsibility for the company’s IT operations. Mr. McPheeters serves on the board of Lumimove, Inc. He is a past Chairman of the OSF Saint Francis Medical Center Foundation Council and is former President and emeritus member of the Southern Illinois University Carbondale Foundation Board. He is a member of the Nashville Salvation Army Advisory Board. He has a Bachelor’s degree in Accounting from Southern Illinois University-Carbondale, and later attended the Advanced Management Program at Duke University and Finance Management Program at Stanford University.

12    |    RLI Corp. 2017 Proxy Statement

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Jonathan E. Michael(2)	63	1997

Mr. Michael has been Chairman of the Board since May 5, 2011 and President & CEO of the Company since January 1, 2001. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP. He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc. and sunglass manufacturer Maui Jim, Inc. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the OSF Healthcare Foundation Board, a member of the Illinois Neurological Institute Advisory Board, Vice Chairman and member of Central Illinois Easter Seals Foundation Board of Trustees, and a member of the Bradley University Board of Trustees. He is a member and Past Chair of the Property Casualty Insurers Association Board of Governors. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

Robert P. Restrepo, Jr.	66	2016

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo brings 44 years of experience with various companies related to the insurance industries. Mr. Restrepo was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for building products, systems and services to support the company’s continued growth and profitability. His responsibilities included personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial where he was responsible for the day-to-day management of the business and employees distributing a broad portfolio of products. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972 Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology and field management, Vice President, Sales- Select Commercial Accounts, and ended as Senior Vice President, Personal Lines. Mr. Restrepo serves on the Board of Directors of Majesco, Genworth Financial, Big I Reinsurance Company, Nuclear Electric Insurance Limited, and the Larry H. Miller Group. Mr. Restrepo is a former Director of Property Casualty Insurance Association of America, Insurance Information Institute, and The Institutes. Mr. Restrepo has a Bachelor’s degree in English from Yale University.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
James J. Scanlan	62	2015

Mr. Scanlan retired after serving as United States Insurance Industry Leader and as a member of the Global Insurance Leadership Team of the accounting firm PricewaterhouseCoopers LLP (“PwC”) from 2003 through 2013. He was responsible for seventy-five partners and all areas of practice management, including risk management and new business development. Mr. Scanlan joined PwC in 1976 and was admitted to Partnership in 1986. He was also past Partner in Charge of Philadelphia Healthcare Practice (1989–1992); Philadelphia Financial Services Practice (1993–1997); and Southeast Regional Financial Services and Insurance Practice (1998–2001). He was a member of PwC Extended Leadership Team from 2007 through 2013. He serves on the Board of Directors of The Warranty Group, a leading global provider of warranty solutions and underwriting services and Jackson National Life Insurance Company, a subsidiary of Prudential plc, Incorporated. He is Chair of the Finance Committee of Drexel Neumann Academy and West Catholic Preparatory High School. He has a Bachelor’s degree in accounting from Pennsylvania State University.

Michael J. Stone	68	2012

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015, where his responsibilities included the overall direction of the companies. Mr. Stone joined the Company in May 1996 and held various executive officer positions, including Vice President, Claim, Senior Vice President and Executive Vice President. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group. Mr. Stone serves as Chairman of the Board on the Board of Directors for UnityPoint Health and South Side Trust & Savings Bank. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

The following footnotes reflect directorships held within the past five years at publicly traded companies:

(1)	Mr. Baily currently serves as a director of Endurance Specialty Holdings Ltd. and Golub Capital BDC, Inc.
(2)	Mr. Michael currently serves as a director of SS&C Technologies Holdings, Inc.

PROPOSALS TWO THROUGH FOUR: AMENDMENTS TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION

The Board of Directors has approved, and is recommending to the shareholders for approval, certain amendments to

14    |    RLI Corp. 2017 Proxy Statement

the Company’s Restated Articles of Incorporation (“Articles”). Because the amendments relate to different aspects of the Articles, they are set forth as separate proposals: Proposals Two through Four. The description of the proposed amendments below is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the amended Articles, as proposed, a copy of which is attached to this Proxy Statement as Annex I. For convenience, proposed deletions to the Articles are shown in strikethrough and proposed additions to the Articles are shown as underlined and highlighted.

The affirmative vote of the holders of at least a majority of issued and outstanding the shares of Common Stock of the Company is required for each of Proposals Two through Four to be approved. Each amendment that is approved would become effective upon the filing of an Amendment to the Articles with the Secretary of State of the State of Illinois, which the Company would do promptly following the Annual Meeting.

*****

PROPOSAL TWO: AMENDMENT TO ALLOW FOR REMOVAL OF DIRECTORS WITHOUT CAUSE

Article Five of the Articles provides that Directors may be removed by shareholders only for cause, which is inconsistent with Illinois law for an unclassified board of directors.  As described in Proposal Four, the Board of Directors was classified prior to 2008, but each Director is now elected annually. Proposal Two, if approved by shareholders, would bring the Articles into compliance with Illinois law by providing that the Company’s annually-elected Directors may be removed by shareholders both with or without cause.

The Board recommends that the shareholders vote “FOR” Proposal Two.

PROPOSAL THREE: AMENDMENT TO CONFORM PERSONAL LIABILITY PROVISION TO ILLINOIS STATUTE

Article Five of the Articles provides that any change to the provision governing the personal liability of Directors shall be “prospective only” and shall not “adversely affect any limitation on the personal liability ... existing at the time” of such change. This is inconsistent with the language of the governing Illinois statute, which provides that any change shall not “limit the liability of a director for any act or omission occurring before” such change. Proposal Three, if approved by shareholders, would conform this provision of the Articles to the language of the Illinois statute.

The Board recommends that the shareholders vote “FOR” Proposal Three.

PROPOSAL FOUR: AMENDMENTS TO UPDATE DIRECTOR ELECTION AND CHANGE REGISTERED AGENT PROVISIONS

Prior to 2008, Article Five of the Articles provided that the Board of Directors shall be divided into three nearly equal classes, with the members of each class serving staggered three year terms. In 2008, shareholders approved an amendment to the Articles to declassify the Board of Directors over a three-year period. Following the approval of the 2008 amendment, the Board of Directors was declassified, and each Director is now elected annually. Proposal Four, if approved by shareholders, would remove the now-irrelevant “phase out” provision from the Articles and simply provide that all Directors shall be elected annually.

Article Two of the Articles lists Daniel O. Kennedy as the Company’s registered agent. Proposal Four, if approved by shareholders, would also replace Mr. Kennedy, who voluntarily left the Company in October 2016, with Jeffrey D. Fick, the Company’s Sr. Vice President, Chief Legal Officer.

The Board recommends that the shareholders vote “FOR” Proposal Four.

*****

The Board of Directors recommends that the shareholders vote “FOR” each of the preceding proposals to approve the amendments to the Articles.

PROPOSAL FIVE: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 27, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Executive Resources Committee of our Board (“ERC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;
•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;
•	Compensation should reflect both the Company’s and individual’s performance;
•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;
•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and
•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to express your views on our 2016 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the ERC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The ERC will evaluate whether any actions are necessary to address those concerns.

The  Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL SIX: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, as the Company’s independent registered public accounting firm for 2017, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

16    |    RLI Corp. 2017 Proxy Statement

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2016	2015
Audit Fees	$1,266,000	$1,138,100
Audit-Related Fees	$—	$—
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,266,000	$1,138,100

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. All 11 members of the Board attended the 2016 Annual Meeting of Shareholders and were available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least once a year, and each Audit Committee member is expected to attend an audit committee forum/conference at least once a year.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Messrs. Michael and Stone, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)	A Director will not be independent if:

(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:
(i)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)

if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

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BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Directors and Director Nominee as of December 31, 2016:

Director	Independent	Management
Kaj Ahlmann	X
Barbara R. Allen	X
Michael E. Angelina	X
John T. Baily	X
Calvin G. Butler, Jr.	X
David B. Duclos*	X
Jordan W. Graham	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
Robert P. Restrepo, Jr.	X
James J. Scanlan	X
Michael J. Stone**		X
Robert O. Viets	X

* Mr. Duclos, if elected, would be considered an Independent Director.

** Mr. Stone retired from the Company effective December 31, 2015. While no longer considered a Management Director, he is not considered an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

The following relationships were reviewed in connection with determining director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

•

Mr. Baily is a director of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. From time to time, the Company enters into reinsurance arrangements with Endurance and its affiliates.

•

Mr. Baily and Mr. Scanlan are former partners with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999 and 2014, respectively.  Each of Mr. Baily and Mr. Scanlan receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director self-evaluates the performance of the Committees on which he/she serves as well as the Board as a whole. Detailed composites are completed to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, committee composition and strategy as well as performance whereby establishing activities to maximize shareholder value. This process is handled by the Nominating/Corporate Governance Committee.

Further, each Director participates in a robust evaluation process, wherein annually all Directors provide a peer evaluation on a variety of director characteristics. Those evaluations are assessed by the Nominating/Corporate Governance Committee, and each reviewed Board member meets with the Chairman of the Board and/or Lead Director to discuss the consolidated comments.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of our Board considers director candidates based upon a number of qualifications. A nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;
•	A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;
•	Been in a generally recognized position of leadership in his or her field of endeavor; and
•	A commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Nominating/Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts including current executive officers, directors, community leaders and shareholders, as sources for potential director candidates, and may also utilize third party search firms.

The Nominating/Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 47. In addition, the Nominating/Corporate Governance Committee will consider shareholder recommendations for director candidates, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Legal Officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NYSE.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director of the Board’s independent directors or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires approval by the Nominating/Corporate Governance Committee for all transactions above $10,000 between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. There were no transactions falling within the purview of the Related Party Transaction Policy that were presented and approved by the Nominating/Corporate Governance Committee in 2016. One transaction falling within the purview of the policy was presented and approved by the Nominating/Corporate Governance Committee in 2015 which carried into 2016.  On December 1, 2015, the Company entered into a Consulting Agreement with Michael J. Stone, the former President & Chief Operating Officer of the Company’s principal insurance subsidiaries, who retired on December 31, 2015.  Mr. Stone provided executive consulting services as mutually determined by the Company’s President/CEO and Mr. Stone.  The Consulting Agreement was effective as of January 1, 2016 and expired on December 31, 2016.  Mr. Stone received $240,000 for his consulting services which was paid at $20,000 per month.  The Consulting Agreement was filed with the SEC on Form 8-K on December 2, 2015.

20    |    RLI Corp. 2017 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2016, the transactions or series of similar transactions to which the Company was a party in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, were the Company’s transactions with SS&C Technologies Holdings, Inc. (“SS&C”) and the Consulting Agreement with Michael J. Stone.  In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services. This transaction fell within the purview of the Related Party Transaction Policy described above and was presented to and approved by the Nominating/Corporate Governance Committee. The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The President of SS&C is also the brother of Mr. Stone, a Director and former Officer of the Company’s principal insurance subsidiaries.  The Company paid SS&C $292,981 in 2016.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each committee are available on the Company’s website under the Investors section at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met ten times in 2016 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. Prior to November 2016, the Audit Committee provided oversight for overall enterprise risk management, risk profile and risk assessment.  The Audit Committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;
•

reviewed the adequacy of the Company’s internal controls, including the Company’s successful adoption of the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	reviewed the extent and scope of audit coverage;
•	reviewed quarterly financial results;
•	monitored selected financial reports;
•	assessed the auditors’ performance; and
•	selected the Company’s independent registered public accounting firm.

In addition to the ten meetings described above, the Audit Committee also held one joint meeting with the Strategy Committee of the Board of Directors and one joint meeting with the Finance and Investment Committee of the Board of Directors.  The purpose of the joint meeting with the Strategy Committee was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s corporate strategy and corporate growth/development.    The purpose of the joint meeting with the Finance and Investment Committee was to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital. The Audit Committee also meets in executive session, with no members of management present, after its regular meetings as well as private executive sessions with KPMG and various members of management.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

From May 7, 2015 through May 5, 2016,  the members of the Audit Committee were Messrs. Baily (Chair), Angelina, Scanlan and Viets.  After May 5, 2016, the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina, and Viets.  On October 1, 2016, Mr. Butler joined the Board and became a member of the Audit Committee.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee (“ERC”), composed exclusively of independent directors, met six times in 2016 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”) and to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group and to enhance the overall effectiveness of the executive compensation programs.  The ERC also reviews and evaluates the CEO’s goals and objectives, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs. In addition to the six meetings described above, the ERC also held one joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

From May 7, 2015 through May 5, 2016,  the members of the ERC were Ms. Allen (Chair) and Messrs. Graham, McPheeters and Scanlan.  After May 5, 2016, the members of the ERC were Messrs. McPheeters (Chair), Graham and Scanlan. On July 1, 2016, Mr. Restrepo joined the Board and became a member of the ERC.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This Finance and Investment Committee met four times in 2016 to discuss ongoing financial, investment and capital matters. The Finance and Investment Committee also held one joint meeting with the Audit Committee of the Board of Directors to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital.

From August 12, 2015 through May 5, 2016,  the members of the Finance and Investment Committee were Messrs. McPheeters (Chair), Ahlmann, Graham and Stone. After May 5, 2016, the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Linke, McPheeters and Stone.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met six times in 2016 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating/Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The Nominating/Corporate Governance Committee identifies and reviews qualified individuals as potential new director candidates.

From August 12, 2015 through May 5, 2016, members of the Nominating/Corporate Governance Committee were Messrs. Linke (Chair), Baily and Viets. After May 5, 2016, members of the Nominating/Corporate Governance Committee  were Messrs. Baily (Chair), Linke and Viets and Ms. Allen.  On October 1, 2016, Mr. Butler joined the Board and became a member of the Nominating/Corporate Governance Committee.

STRATEGY COMMITTEE

The Company’s Strategy Committee met four times in 2016 to oversee the Company’s strategic plan and its implementation. After November 2016, the Strategy Committee also provides oversight for overall enterprise risk management, risk profile and risk assessment. The Strategy Committee held one joint meeting with the Audit Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s corporate strategy and corporate growth/development. The Strategy Committee also held one joint meeting with the ERC of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

From May 7, 2015 through May 5, 2016, members of the Strategy Committee were Messrs. Ahlmann (Chair), Angelina and Stone and Ms. Allen.  After May 5, 2016, members of the Strategy Committee were Messrs. Angelina (Chair), Ahlmann and Stone and Ms. Allen.  On July 1, 2016, Mr. Restrepo joined the Board and became a member of the Strategy Committee.

22    |    RLI Corp. 2017 Proxy Statement

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy
Kaj Ahlmann	X				X
Barbara R. Allen			X		X
Michael E. Angelina	X				X*
John T. Baily			X*	X
Calvin G. Butler, Jr.	X		X
Jordan W. Graham		X		X*
Charles M. Linke			X	X
F. Lynn McPheeters		X*		X
Jonathan E. Michael
Robert P. Restrepo, Jr.		X			X
James J. Scanlan	X*	X
Michael J. Stone				X	X
Robert O. Viets	X		X

* Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2016, six meetings of the Board of Directors were held. All directors were in attendance, except one director missed one meeting. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, which position exists when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

DIRECTOR COMPENSATION

During 2016, the Company’s Independent Directors were compensated as follows:

Annual Board Retainer:	$105,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer (if Nonemployee Director):	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2016.

Change in Pension
Value and
Nonqualified

	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	131,708						131,708
Barbara R. Allen	131,913						131,913
Michael E. Angelina	136,530						136,530
John T. Baily	146,714						146,714
Calvin G. Butler, Jr.	32,500						32,500
Jordan W. Graham	131,530						131,530
Charles M. Linke	128,443						128,443
F. Lynn McPheeters	141,516						141,516
Jonathan E. Michael (2)
Robert P. Restrepo, Jr.	62,500						62,500
James J. Scanlan	143,060						143,060
Michael J. Stone	125,000						125,000
Robert O. Viets	130,000						130,000
(1)

Outside directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)

Mr. Michael, as Chairman of the Board and a management director, does not receive director fees. His compensation as President & CEO is disclosed under the Executive Compensation Summary Compensation Table.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Director Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Outside Directors are encouraged to, within five years of their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such director’s Annual Board Retainer, which Retainer was $105,000 in 2016. Shares held directly and in Company benefit plans are counted to satisfy the guideline.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2016 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current officer positions of President and CEO of the Company.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint Board Chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

24    |    RLI Corp. 2017 Proxy Statement

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent directors. The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as a liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to directors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman or the Board, (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees, Board members and CEO,  all as set forth in the charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all directors except for Messrs. Michael and Stone are independent as defined in the applicable NYSE listing standards (as adopted by the Company). The Audit, Executive Resources and Nominating/Corporate Governance Committees of our Board are comprised entirely of independent directors. Also, our independent directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the Company’s risk management program, (f) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), and (g) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Ahlmann, Angelina, Butler, Scanlan and Viets is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides the internal audit function, which provides objective assurance and consulting services designed to add value and improve the organization’s operations. The Audit Committee oversees the Internal Audit Services department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Company’s current Auditor is KPMG LLP (“KPMG”). KPMG has been the Company’s Auditor since 1983 and the Audit Committee has selected KPMG to be the Company’s Auditor for fiscal 2017. Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), the Auditor’s lead engagement partner is required to rotate every five years. The current KPMG lead engagement partner is in the 2nd year of the five-year rotation requirement for the 2016 audit.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for KPMG’s audit services the past two fiscal years are set forth on page 17.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

There were no non-audit services provided by KPMG in 2016. Any non-audit services must be reviewed and pre-approved by the Chair of the Audit Committee. The Chair will report such hiring to the Audit Committee no later than the next scheduled Committee meeting.

The Audit Committee annually conducts evaluations of the Auditor to determine if it will recommend the retention of the Auditor for the next year. As part of the evaluation of the Auditor, the Audit Committee conducts periodic reviews and surveys to determine if the Auditor is meeting Committee expectations and providing appropriate audit services. A survey conducted in 2016 was created by a group of professional accounting and auditing organizations, including the National Association of Corporate Directors and the Center for Audit Quality and was completed by select RLI management and the Chair of the Audit Committee. The Auditor evaluation includes topics such as: (a) quality of services and sufficiency of resources provided by the auditor; (b) communication and interaction with the auditor; and (c) Auditor independence, objectivity and professional skepticism. The results of the Audit Committee’s evaluation, including any resulting action items, are considered in the Audit Committee’s decision regarding reappointment of the Auditor. Also, the results of the evaluation are discussed with the Auditor by the Audit Committee. In addition, the Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. The Audit Committee also reviews the PCAOB annual inspection report of the Auditor. Based upon the results of such evaluations, the Audit Committee makes its recommendation regarding retention of the Auditor.

The Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and the Auditor. The Audit Committee also discussed with the Auditor the matters required to be discussed by PCAOB Standard No. 16, Communication with Audit Committees. The Audit Committee received from the Auditor the written disclosures and letter required by the applicable PCAOB requirements regarding the Auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed the Auditor’s independence with the Auditor. Additionally, the Audit Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee is in contact with the Auditor numerous times throughout the year. This includes normal in-person meetings, executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this is to allow open and unobstructed access to the Audit Committee should the Auditor need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016,  as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

James J. Scanlan (Chair)

Kaj Ahlmann

Michael E. Angelina

Calvin G. Butler, Jr.

Robert O. Viets

26    |    RLI Corp. 2017 Proxy Statement

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2017 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

F. Lynn McPheeters (Chair)

Jordan W. Graham

Robert P. Restrepo, Jr.

James J. Scanlan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the ERC is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

Our Results in 2016:	2016	2015
Gross Written Premium	$ 874.9 million	$ 853.5 million
Operating Earnings	$ 92.4 million	$111.7 million
(Net Earnings minus Realized Investment Gains Net of Tax)
Combined Ratio	89.5	84.5
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	11.3%	13.3%
(Operating Earnings/Shareholder’s Equity)
Market Value Potential (MVP)	$ 82.1 million	$ 65.5 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/13	2/14

In 2016, we continued to post industry leading underwriting and operating performance.  While the pricing environment and other market conditions continued to be difficult, particularly on the property side, our underwriters continued to find opportunities for profitable growth.  During 2016, our gross premiums grew by $21.3 million (2.5%), while delivering a sub-90 combined ratio, a common industry measure of profitability. (Combined ratio is defined as expenses and losses as a percentage of Net Earned Premium -- and thus a combined ratio below 100 signifies an underwriting profit.)  In 2016, we posted an 89.5 combined ratio, resulting in our 12th consecutive year with a combined ratio below 90 and 21st straight year below 100.  Operating earnings and Operating Return on Equity were $92.4 million and 11.3%, respectively.  Both measures were down modestly due largely to increased storm and other incurred losses, but remained excellent given return opportunities available in both the underwriting and investment environments.  Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages 30-31)  increased to $82.1 million versus $65.5 million last year.  On a total return basis, improved performance of our equity portfolio more than offset a slight decline in operating performance, resulting in the improvement over last year. Finally, we compare our relative growth in book value over a five-year period to our peer companies and use that performance as a factor in calculating incentive compensation. For the five-year period ending in 2016, our rank remained at second among our peer companies, similar to 2015.

With the exception of gross written premium, the financial metrics above are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than gross written premium) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, and CFO and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO, COO, and CFO includes an adjustment factor (positive and negative) for relative company performance.

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our executive officers whose compensation is included in the Summary Compensation Table (referred to herein collectively as “named executive officers” or “NEOs”), as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 7, as of December 31, 2016, executive officers and Directors beneficially held 6.09 percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE ERC OPERATES

ERC MEMBERS

From May 7, 2015 through May 5, 2016, the members of the ERC were Ms. Allen (Chair) and Messrs. Graham, McPheeters and Scanlan.  After May 5, 2016, the members of the ERC were Messrs. McPheeters (Chair), Graham and Scanlan. On July 1, 2016, Mr. Restrepo joined the Board and became a member of the ERC.  ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards which are applicable to directors generally, and which are set out under the section entitled Corporate Governance and Board Matters on page 17. The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; and (5) reviewing the Company’s employee benefit plans.

28    |    RLI Corp. 2017 Proxy Statement

ERC MEETINGS

The ERC held six meetings in 2016. The ERC also held a joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Mr. Fick, the Company’s Vice President, Human Resources through October 28, 2016, and Kathleen M. Kappes, the Vice President, Human Resources after that date. ERC materials are prepared by Mr. Michael with input from members of senior management and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Mr. Michael, the Vice President, Human Resources and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2016 SAY-ON-PAY VOTE

At the May 2016 annual shareholder’s meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 98 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2016, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION.”

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•	annual base salary levels;
•	annual incentive targets and financial and personal goals; and
•	the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC. The ERC did not retain a compensation consultant in 2016. Management retained Willis Towers Watson in 2016 to provide advice with respect to long-term incentive design.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:
(a)	Base salary;
(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; and CFO;
(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;

(d)	Annual incentive awards under the Underwriter Profit Program for product group executives;
1.	Long-term incentive compensation granted under the LTIPs (as described herein); and under the MVP Program for the CEO; COO; and CFO.
2.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company does not provide any income tax gross-ups.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation the more senior the role is. The Committee also takes into account the significant ownership of Company stock by Mr. Michael when determining his respective long-term incentive awards.

We consider those salary and annual incentive amounts earned in 2016 and paid in 2016 to be short-term compensation. MVP Program payments in 2016 made from amounts earned in prior years and credited to the bonus bank for prior year MVP Program awards; and the grant date fair value of stock options awards in 2016, on the other hand, are considered to be long-term compensation. The following table compares the percentage of total compensation which is short-term in nature, to the percentage which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2016)	Grant Date Fair Value of Stock Options Awarded)(1)
Jonathan E. Michael	46%	54%
Craig W. Kliethermes	53%	47%
Thomas L. Brown	52%	48%
Jennifer L. Klobnak	80%	20%
Jeffrey D. Fick	80%	20%
Daniel O. Kennedy (2)	75%	25%
(1)

Ms. Klobnak and Mr. Fick do not participate in the MVP Program, but instead participate in the MIP, which does not have a bonus bank or long-term payout feature, and consequently their long-term percentage is less than the other NEOs.

(2)

Mr. Kennedy voluntarily left the Company in October 2016.  Pursuant to Item 402 of Regulation S-K, Mr. Kennedy is included throughout this CD&A because he would have been an NEO had he been employed at the Company at the end of the fiscal year.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value is defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium multiplied by the Company’s beta. The Company’s cost of debt capital is the forward market rate on the outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to

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calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2016, participation in the MVP Program was limited to Messrs. Michael, Kliethermes,  and Brown. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (the CEO, COO, and CFO) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of RLI's five-year growth in book value to that of its Peer Companies. (RLI’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.)

For 2016, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2016 was as follows: 2.5 percent for Mr. Michael, 1.5 percent for Mr. Kliethermes, and 1.0 percent for Mr. Brown. The ERC set the percentage incentive awards for 2016 based on the factors described above and based on the range of expected MVP to be created by the Company in 2016 and the projected incentive awards and incentive payouts that would result. For 2016, the reduction of Mr. Michael's percentage award (from 2.7 percent to 2.5 percent) and increase in Mr. Kliethermes' percentage award (from 1.3 percent to 1.5 percent) were made in recognition of Mr. Kliethermes' promotion to President & COO on January 1, 2016.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2016. Pursuant to the Annual Incentive Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to decrease MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2016, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2016 from the following peer companies: Alleghany Corp.; AmTrust Financial Services; Argo Group Intl Holdings, Inc.; Baldwin & Lyons Inc.; Endurance Specialty Holdings LTD.; Global Indemnity; Markel Corp.; National Interstate Corp.; Navigators Group Inc.; Old Republic International Corp.; OneBeacon Insurance Group Ltd.; and ProAssurance Corporation (“Peer Company(ies)”). The ERC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The ERC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2016, the Company’s market capitalization was sixth among the thirteen companies compared.

Each year, the ERC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2015 data reviewed in 2016) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2016, based on 2015 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five -Year TSR
RLI Rank	1	2	2	2	2	2

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2016 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increases for himself or for Mr. Kliethermes based on an assessment of annual cash compensation levels (base salary and annual incentive payouts from the MVP Program). Mr. Michael recommended a 4.9 percent increase for Mr. Brown in light of his base salary compared to the median base salary for the same position among peer companies.  Mr. Michael recommended a 10.7 percent increase for Ms. Klobnak in light of the additional responsibilities gained upon promotion to Sr. Vice President, Operations of the Companies principal insurance subsidiaries and the placement of her base salary compared to other similar positions in the insurance industry. Mr. Michael recommended a 2.3 and 1.4 percent increase for Messrs. Fick and Kennedy, respectively, consistent with the overall merit increase budget for the company and the placement of their base salary within a competitive pay range. The ERC and Board approved Mr. Michael’s recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award. For 2016, Messrs. Michael, Kliethermes, and Brown had shared annual objectives related to the ongoing implementation of a company-wide executive succession and development process; strategy; relative annual financial performance; and growth initiatives.  The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100% on all goals.  The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

For 2016, annual objectives were evaluated by the Committee and a 78 percent overall achievement factor was applied. The following annual incentive compensation was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2016 MVP	Percentage	2016 Preliminary	20% Annual Component	Achievement	2016 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$82.075 million	2.5%	$2,051,875	$410,375	78%	$320,093
C. Kliethermes	$82.075 million	1.5%	$1,231,125	$246,225	78%	$192,056
T. Brown	$82.075 million	1.0%	$820,750	$164,150	78%	$128,037

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals: operating return on equity (“ROE”), combined ratio and MVP. Awards are based on actual results for these metrics and achievement of personal objectives.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on pages  30-31.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Exchange Act. Mr.

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Michael approves award levels for other MIP participants.

For 2016, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Ms. Klobnak of 90 percent of her respective year-end base salary, 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.  Mr. Michael also recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Mr. Fick a prorated amount equal to 1) 75 percent of his base salary while serving as Vice President, Human Resources where 60 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 15 percent of which was based on personal objectives related to strategic projects and 2) 90 percent of his base salary while serving as Sr. Vice President, Chief Legal Officer where 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.  Mr. Kennedy was not eligible for an MIP award, pursuant to the terms of the Plan, because he was not employed by the Company at the end of the fiscal year.

Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum
		75% Maximum	90% Maximum			75% Maximum	90% Maximum	Target		75% Maximum	90% Maximum
Target ROE %		Bonus %	Bonus %		Target MVP	Bonus %	Bonus %	Combined Ratio		Bonus %	Bonus %
Less than	6.0	0.000	0.000	Less than	$0	0.000	0.000	Greater than	100.0	0.000	0.000
	7.0	2.222	2.667		12,000,000	2.182	2.618		99.0	1.010	1.212
	8.0	4.444	5.333		24,000,000	4.364	5.236		97.0	3.030	3.636
	9.0	6.667	8.000		36,000,000	6.545	7.854		95.0	5.051	6.061
	10.0	8.889	10.667		48,000,000	8.727	10.473		92.6	7.475	8.970
	11.0	11.111	13.333		60,000,000	10.909	13.091		90.0	10.101	12.121
	12.0	13.333	16.000		72,000,000	13.091	15.709		87.6	12.526	15.030
	13.0	15.556	18.667		84,000,000	15.273	18.327		85.0	15.152	18.182
	14.0	17.778	21.333		96,000,000	17.455	20.945		82.6	17.576	21.091
Max	15.0	20.000	24.000	Max	110,000,000	20.000	24.000	Max	80.0	20.000	24.000

In 2016, the Company paid the following awards based on the following actual results:

2016 MIP Award
					Actual		Personal
Participant	Actual ROE %	Bonus %	Actual MVP	Bonus %	Combined Ratio	Bonus %	Objective %	Total MIP %	Total MIP Bonus
Jennifer L. Klobnak	11.3	14.13	$82.1M	17.91	89.5	12.73	14.76	59.53	$184,546
Jeffrey D. Fick, VP, Human Resources (1)	11.3	11.78	82.1M	14.93	89.5	10.61	12.90	50.22	$126,301
Jeffrey D. Fick, Sr. VP, Chief Legal Officer (1)	11.3	14.13	82.1M	17.91	89.5	12.73	15.48	60.25	$32,214
Daniel O. Kennedy (2)									$0

1) Mr. Fick received a prorated MIP bonus equal to 1) 50.22% of his base salary while serving as Vice President, Human Resources and 2) 60.25% of his base salary while serving as Sr. Vice President, Chief Legal Officer.  Mr. Fick was promoted to Sr. VP. Chief Legal Officer on October 28, 2016.

2)  Daniel O. Kennedy voluntarily terminated his employment in October 2016.  Pursuant to the terms of the MIP Plan, he is not eligible to receive the 2016 MIP Award.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 30-31. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive, or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. RLI’s relative growth in book value is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth
Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance
will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP. In light of the clawback feature of the MVP Program in the event of negative MVP, and given the lack of a regulatory framework for clawbacks under the Dodd-Frank Act, the ERC has decided to wait to implement broader clawback provisions until after such regulations are finalized.

The Company’s MVP in 2016 was $ 82.1 million compared to MVP of $65.5 million in 2015. The following table shows the manner in which 2016 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Kliethermes, and Brown.

2016 MVP Program Incentive Awards and Payouts

Personal Objectives Achieved	78.0%
Peer Company Adjustment Factor	125%	RLI Rank 2/13
	(A)
2016 MVP Achieved (after tax)	$82,075,000

Formula for
2016 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Personal	Personal		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)

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Jonathan E. Michael	2.5%	2,051,875	410,375	320,093	1,641,500	2,051,875
Craig W. Kliethermes	1.5%	1,231,125	246,225	192,056	984,900	1,231,125
Thomas L. Brown	1.0%	820,750	164,150	128,037	656,600	820,750

Formula for 2016
Payout from MVP Bank:	(H)	(G)(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2016 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	5,106,976	2,051,875	7,158,851	2,362,421	4,796,430
Craig W. Kliethermes	1,814,745	1,231,125	3,045,870	1,005,137	2,040,733
Thomas L. Brown	1,485,122	820,750	2,305,872	760,938	1,544,934

Formula for Total
2016 MVP Payout:		(E)(from above)
	(J)(from above)	Payout of 2016	(L = J + E)
	Payout	Personal Objectives	Total 2016
Participant	of Bank ($)	Component ($)	Payout ($)
Jonathan E. Michael	2,362,421	320,093	2,682,514
Craig W. Kliethermes	1,005,137	192,056	1,197,193
Thomas L. Brown	760,938	128,037	888,975

(1)

Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (1.31 percent) was accrued on the unpaid bonus bank balance on December 31, 2016. The following interest was accrued to the December 31, 2016 bonus bank balance as follows: Mr. Michael, $66,036; Mr. Kliethermes, $23,466; and Mr. Brown, $19,204.

LONG-TERM INCENTIVE PLANS

The Company has three long-term incentive plans which cover our award of equity/stock-based compensation to participants.  Those plans are the Omnibus Plan (effective 2005 to 2010), the 2010 Long-Term Incentive Plan (“2010 LTIP”) effective from 2010 to 2015, and the 2015 Long-Term Incentive Plan (“2015 LTIP”).  The Omnibus Plan and 2010 LTIP are inactive, and the 2015 LTIP is currently in effect. Together, these plans are sometimes referred to as “LTIPs”

Under the Company’s Omnibus Plan certain employees, officers, consultants and directors of the Company were eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. The 2010 LTIP was adopted in 2010 and replaced the Omnibus Plan. The 2015 LTIP, described immediately below, was adopted in 2015 and replaced the 2010 LTIP. Messrs. Michael, Kliethermes, Brown, Fick, and Ms. Klobnak have outstanding stock option awards under the 2010 LTIP and the 2015 LTIP.

The purpose of our LTIPs is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2015 LTIP, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 38, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on peer company comparisons and executive compensation benchmarking surveys, has been established for all other Company executives.

In 2016, the Company awarded long-term incentives in the form of non-qualified stock option grants to Company executives in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of executive management and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed stock option awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then approves and recommends stock option awards to the Board for approval. Options granted prior to May 2009 expire 10 years after grant, options awarded from May 2009 and after expire eight years after grant. The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2016, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 7.8 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.122 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of 3 percent of eligible compensation. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan. For 2016, in addition to the safe harbor 3 percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 1.8 percent of participants’ eligible compensation and plan forfeitures equal to 0.037 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years.  Messrs. Michael, Kliethermes, Brown, Fick, Kennedy and Ms. Klobnak did not elect to defer any income for 2016.  Messrs. Michael, Kliethermes, Brown, and Kennedy have deferred income under the Deferred Plan in prior years and their respective accounts are credited with dividends on shares held in their account, which are used to purchase additional shares.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The

36    |    RLI Corp. 2017 Proxy Statement

Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan, which is now frozen.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2016 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control.

Post Termination Compensation

						Deferred
	Termination of					Compensation
Name	Employment Scenarios	MVP/MIP ($)		LTIPs ($)		($)	Key Plan ($)	Total ($)
Jonathan E. Michael	Departure Other Than Death, Disability, or Retirement	NA	(1)	NA	(1)	3,175,806	7,869,179	11,044,985
	Departure From Death, Disability, or Retirement	7,478,944		4,484,390		3,175,806	7,869,179	23,008,319
	For Cause	—		—		3,175,806	7,869,179	11,044,985
	Change in Control	7,478,944		4,484,390		3,175,806	7,869,179	23,008,319
Craig W. Kliethermes	Departure Other Than Death, Disability, or Retirement	—		—		1,134,802	N/A	1,134,802
	Departure From Death, Disability, or Retirement	3,237,926		1,876,192		1,134,802	N/A	6,248,920
	For Cause	—		—		1,134,802	N/A	1,134,802
	Change in Control	3,237,926		1,876,192		1,134,802	N/A	6,248,920
Thomas L. Brown	Departure Other Than Death, Disability, or Retirement	—		567,680		430,753	N/A	998,433
	Departure From Death, Disability, or Retirement	2,433,909		2,200,096		430,753	N/A	5,064,758
	For Cause	—		—		430,753	N/A	430,753
	Change in Control	2,433,909		2,200,096		430,753	N/A	5,064,758
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	184,546		46,560		N/A	N/A	231,106
	Departure From Death, Disability, or Retirement	184,546		709,336		N/A	N/A	893,882
	For Cause	—		—		N/A	N/A	—
	Change in Control	184,546		709,336		N/A	N/A	893,882
Jeffrey D. Fick	Departure Other Than Death, Disability, or Retirement	158,515		41,904		N/A	N/A	200,419
	Departure From Death, Disability, or Retirement	158,515		790,092		N/A	N/A	948,607
	For Cause	—		—		N/A	N/A	—
	Change in Control	158,515		790,092		N/A	N/A	948,607
Daniel O. Kennedy (2)	Departure Other Than Death, Disability, or Retirement	N/A		N/A		N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	N/A		N/A		N/A	N/A	N/A
	For Cause	N/A		N/A		N/A	N/A	N/A
	Change in Control	N/A		N/A		N/A	N/A	N/A
(1)	Mr. Michael has met the requisite age and years of service to qualify for retirement upon his departure from the Company.
(2)

Mr. Kennedy voluntarily terminated his employment with the Company in October 2016.  As a result of his termination prior to year-end, Mr. Kennedy was only eligible to receive his deferred compensation and vested options.  He also did not qualify for retirement.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the retirement or other termination of employment will result in a payment to an NEO under the Company’s annual and long-term incentive plans.

MVP/MIP. Under the Company’s MVP Program, an employee must be employed on Bonus Payment Date in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Under the Company’s MIP Program, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement.  Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2016, although only Mr. Michael has met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our LTIPs, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the LTIPs as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2016, Mr. Michael’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s termination of employment with the Company, all of his respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change of control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2016 to realize the in-the-money value of those options.

The 2016 RLI Corp. Annual Incentive Plan, which governs the MVP and MIP bonus program, includes a change in control provision, with “change in control” defined as in the 2015 LTIP.  The Annual Incentive Plan provides that upon change in control, any amounts credits to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program.  The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Michael, Kliethermes and Brown and the full year bonus under the MIP Program for Ms. Klobnak and Mr. Fick.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0	x	Base Salary
COO	4.0	x	Base Salary
CFO; Executive VP	3.0	x	Base Salary
Senior Vice President	2.0	x	Base Salary
Vice President	1.5	x	Base Salary

38    |    RLI Corp. 2017 Proxy Statement

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. All NEOs have met their respective stock ownership goals. The Company implemented a formal policy in 2015 prohibiting the NEOs from using financial instruments to reduce the risk of holding company stock (hedging); or from using Company shares for margin trading or collateral purpose.  At the time the policy was implemented, none of the NEOs had engaged in hedging, pledging, or margining shares of RLI stock.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The Compensation Discussion & Analysis provides information about the fiscal 2016 compensation programs for our executive officers who, in 2016, were:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	63	President & Chief Executive Officer	1985
Craig W. Kliethermes	52	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	2007
Thomas L. Brown	60	Vice President, Chief Financial Officer	2011
Jennifer L. Klobnak (1)	45	Sr. Vice President, Operations of the Company’s principal insurance subsidiaries	2016
Jeffrey D. Fick (2)	56	Sr. Vice President, Chief Legal Officer	2016
Daniel O. Kennedy (3)	52	Vice President, General Counsel	2006
Todd W. Bryant	48	Vice President, Finance, and Controller	2009
Aaron P. Diefenthaler (4)	43	Vice President, Chief Investment Officer, and Treasurer	2012
(1)

Ms. Klobnak was promoted to Sr. Vice President, Operations of the Company’s principal insurance subsidiaries in January 2016.  Prior to her promotion Ms. Klobnak had been Senior Vice President, Risk Services from May 2014 through December 2015, Vice President, Risk Services from July 2012 through April 2014, and Assistant Vice President, Risk Services from May 2009 through June 2012.

(2)	Mr. Fick was promoted to Sr. Vice President, Chief Legal Officer in October 2016. Prior to his promotion Mr. Fick had been Vice President, Human Resources since October 2005.
(3)

Mr. Kennedy voluntarily left the Company in October 2016.  Pursuant to Item 402 of Regulation S-K, Mr. Kennedy is included as an Executive Officer because he would have been an NEO had he been employed at the Company at the end of the fiscal year.

(4)

Mr. Diefenthaler was promoted to Vice President, Chief Investment Officer, and Treasurer in November 2014. Prior to his promotion Mr. Diefenthaler had been Vice President, Chief Investment Officer since January 23, 2012. Prior to joining the Company, Mr. Diefenthaler was Principal and Portfolio Manager with AAM Insurance Investment Management from 2002 to January 2012.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; Vice President, Chief Financial Officer; and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers” or “NEOs”. As previously referenced, Mr. Kennedy is included in the Summary Compensation Table although he departed RLI in October 2016 since he would have been an NEO had he been employed at the Company at year-end.  None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Kliethermes, and Brown reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in greater detail on pages 33-34, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)(3)	Earnings ($)	($)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2016	775,000	0	0	409,038	2,682,514		66,378	3,932,930
President & Chief Executive Officer	2015	775,000	0	0	440,350	2,765,928	–	52,530	4,033,808
	2014	766,058	0	0	533,150	3,274,719	–	67,652	4,641,579

Craig W. Kliethermes	2016	473,269	0	0	342,600	1,197,193		39,580	2,052,642
President & Chief Operating Officer of the	2015	430,000	0	0	357,600	1,018,568	–	36,328	1,842,496
Company’s principal insurance subsidiaries	2014	419,269	0	0	292,980	1,062,018	–	46,288	1,820,555

Thomas L. Brown	2016	417,308	0	0	262,660	888,975		33,828	1,602,771
Vice President, Chief Financial Officer	2015	405,000	0	0	268,200	826,863	–	34,858	1,534,921
	2014	399,635	0	0	231,300	921,208	–	46,678	1,598,821

Jennifer L. Klobnak	2016	298,462	0	0	125,620	184,546	_	33,828	642,456
Sr. Vice President, Operations of the
principal insurance subsidiaries

Jeffrey D. Fick	2016	302,308	0	0	114,200	158,515	_	36,222	611,245
Sr. Vice President, Chief Legal Officer

Daniel O. Kennedy (6)	2016	300,962	0	0	114,200	0		18	415,180
Vice President, General Counsel	2015	342,308	0	0	120,690	183,430	–	34,858	681,286
	2014	334,602	0	0	104,085	227,511	–	43,543	709,741
(1)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017.

(2)

The amount shown in column (g) for Messrs. Michael, Kliethermes, and Brown reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 30-31, and includes the annual award payout under that Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2016. The amounts reflected in column (g) for Ms. Klobnak and Mr. Fick for 2016 reflect the cash awards paid under the MIP, which is discussed in further detail on pages  32-33.  Mr. Kennedy is not eligible for a cash award paid under the MIP in 2016 since he was not employed on December 31, 2016.

(3)	The amounts shown in column (i) include:
a.	A Company contribution to the ESOP of $22,993 for 2016; $22,032 for 2015, and $27,958 for 2014 for each of the NEOs.
b.	A Company contribution to the 401(k) Plan of $12,552 for 2016; $12,807 for 2015, and $15,571 for 2014 for each of the NEOs.
c.

Amounts for executive physical examinations for Messrs. Michael, Kliethermes and Fick; and proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

(4)

Messrs. Michael and Kliethermes were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2016, at an hourly rate established from time to time by the Board, limited to the maximum hourly charges equal to 6.5 percent of base salary. The hourly rate for 2014-September 1, 2016 was set at $1,800 per hour which takes into account the variable hourly operating cost, including fuel prices, of the Company aircraft.  Beginning September 1, 2016, the hourly rate decreased from $1,800 to $1,600.  The amounts included in the All Other Compensation column for Messrs. Michael and Kliethermes reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by them, for all personal hours flown in a year as reflected in column (e) in the following table:

	(a)	(b)	(c)	(d = b - c)	(e = a x d)
Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
9/1 - 12/31/2016	5.8	$ 2,827	$ 1,600	$ 1,227	$ 16,269
1/1 - 8/31/2016	8	$ 2,944	$ 1,800	$ 1,144

40    |    RLI Corp. 2017 Proxy Statement

Jonathan Michael	2015	14.4	$ 2,981	$ 1,800	$ 1,181	$ 17,006
	2014	14.8	$ 3,429	$ 1,800	$ 1,629	$ 24,109
	9/1 - 12/31/2016	0	N/A	N/A	N/A	$ 1,716
	1/1 - 8/31/2016	1.5	$ 2,944	$ 1,800	$ 1,144
Craig W. Kliethermes	2015	N/A	N/A	$ 1,800	N/A	N/A
	2014	N/A	N/A	$ 1,800	N/A	N/A

(5)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”) Mr. Michael was elected to the Board of Directors of Maui Jim, a position he continues to hold. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees. After February 2002, no further director fees were paid to Mr. Michael for his service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $33,939 in 2014 and $50,908 in 2016 on his shares of Maui Jim stock. No dividend was paid by Maui Jim in 2015. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2014 or 2016.

(6)	Mr. Daniel O. Kennedy voluntarily terminated his employment with the Company in October 2016.

Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Kliethermes and Brown, and under the MIP for Ms. Klobnak and Messrs. Fick and Kennedy. The table also shows information regarding grants of stock options made to the named executive officers under the LTIPs.

						All Other	Exercise
						Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under			Number of	Price of	Fair Value
		Grant	Non-Equity Incentive Plan Awards			Securities	Option	of Stock
		Approval				Underlying	Awards	and Option
Name	Grant Date	Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Options (#)(4)	($/Sh)	Awards($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/01/16	05/07/15				10,000	61.27	113,200
	05/05/16	05/05/16				8,750	64.09	99,925
	08/01/16	05/05/16				8,750	68.66	108,938
	11/01/16	05/05/16				8,750	54.81	86,975
		N/A	—	2,765,928	7,500,000
Craig W. Kliethermes	05/05/16	05/05/16				30,000	64.09	342,600
		N/A	—	1,018,568	7,500,000
Thomas L. Brown	05/05/16	05/05/16				23,000	64.09	262,660
		N/A	—	826,863	7,500,000
Jennifer L. Klobnak	05/05/16	05/05/16				11,000	64.09	125,620
		N/A	—	186,000	279,000
Jeffrey D. Fick	05/05/16	05/05/16				10,000	64.09	114,200
		N/A	—	157,847	236,770
Daniel O. Kennedy (5)	05/05/16	05/05/16				10,000	64.09	114,200
		N/A	—	0	0

(1)

The MVP Program applicable to Messrs. Michael, Kliethermes, and Brown discussed in further detail on pages 30-31, does not provide for a minimum threshold award level. Ms. Klobnak and Mr. Fick participate in the MIP and the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on pages  32-33, which is equal to zero if personal objectives and financial goals are not met.

(2)

The MVP Program applicable to Messrs. Michael, Kliethermes, and Brown does not provide for a target award. The amounts shown in column (d) are their respective 2015 MVP Program payouts for 2015 performance, which are shown as representative amounts for a target MVP Program awards for 2016.   For Ms. Klobnak, the amount in column (d) represents her target award under MIP which is equal to 60 percent of her annual base salary rate at year-end. For Mr. Fick, the amount in column (d) represents a prorated amount equal to 1) 50 percent of his base salary while serving as Vice President, Human Resources and 2) 60 percent of his base salary while serving as Sr. Vice President, Chief Legal Officer.

(3)

The amounts shown in column (e) for Messrs. Michael, Kliethermes, and Brown reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016, which governs the MVP Program.  For Ms. Klobnak, the amount shown under column (e) represents her maximum award under MIP which is equal to 90 percent of her annual base salary at year-end.  For Mr. Fick, the amount in column (e) represents a prorated amount equal to 1) 75 percent of his base salary while serving as Vice President, Human Resources and 2) 90 percent of his base salary while serving as Sr. Vice President, Chief Legal Officer.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2016 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or Retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Mr. Michael’s age and years of service exceeded 75 in 2006, the ERC decided to grant option awards to Mr. Michael beginning in 2006 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

(5)	Mr. Daniel O. Kennedy voluntarily left the Company in October 2016. Pursuant to the terms of MIP, he is not eligible to receive the 2016 MIP Award.

42    |    RLI Corp. 2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2016. The number of options and exercise price reflect the two-for-one stock split effective January 15, 2014.

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	0	6,000		27.31	02/01/20
	0	6,000		25.35	05/03/20
	0	6,000		22.63	08/01/20
	0	6,000		24.92	11/01/20
	0	12,000		28.24	02/01/21
	0	8,000		29.42	05/02/21
	0	8,000		35.27	08/01/21
	12,000	8,000		40.55	11/01/21
	8,000	12,000		35.43	02/03/22
	6,000	9,000		38.21	05/01/22
	6,000	9,000		38.15	08/01/22
	6,000	9,000		44.26	11/03/22
	3,000	12,000		46.82	02/02/23
	2,000	8,000		47.61	05/07/23
	2,000	8,000		54.14	08/03/23
	2,000	8,000		59.04	11/02/23
	0	10,000		61.27	02/01/24
	0	8,750		64.09	05/05/24
	0	8,750		68.66	08/01/24
	0	8,750		54.81	11/01/24

Craig W. Kliethermes	0	7,200		25.35	05/03/20
	0	16,000		29.42	05/02/21
	0	22,800		38.21	05/01/22
	0	32,000		47.61	05/07/23
	0	30,000		64.09	05/05/24

Thomas L. Brown	4,000	0		19.25	10/03/19
	0	7,200		25.35	05/03/20
	0	16,000		29.42	05/02/21
	12,000	18,000		38.21	05/01/22
	6,000	24,000		47.61	05/07/23
	0	23,000		64.09	05/05/24

Jennifer L. Klobnak	0	280		25.35	05/03/20
	0	2,000		23.20	09/03/20
	0	4,800		29.42	05/02/21
	0	9,000		38.21	05/01/22
	3,000	12,000		47.61	05/07/23
	0	11,000		64.09	05/05/24

Jeffrey D. Fick	0	3,600		25.35	05/03/20
	0	7,200		29.42	05/02/21
	0	8,100		38.21	05/01/22
	2,700	10,800		47.61	05/07/23
	0	10,000		64.09	05/05/24

Daniel O. Kennedy (3)	2,700	0		47.61	01/28/17

(1)

These grants are included in column (f) of the Summary Compensation Table on page 39 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

(2)	Option exercise price adjusted to reflect a reduction in the exercise price equal to the $3.50 special dividend paid

December 29, 2010, $2.50 special dividend paid December 20, 2011, $2.50 special dividend paid December 20, 2012, $1.50 special dividend paid December 20, 2013, $3.00 special dividend paid December 22, 2014, and $2.00 special dividend paid on December 22, 2015 to prevent dilution to stock option holders.  The adjustments described above for each of the years 2010–2013 are adjusted to reflect the two-for-one stock split that occurred on January 15, 2014.

(3)

Daniel O. Kennedy voluntarily terminated his employment with the Company in October 2016.  Pursuant to the terms of the LTIPs, Mr. Kennedy has three months from the date of termination to exercise options that were vested at the time of departure.

 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2016). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	262,000	11,359,630
Craig W. Kliethermes	45,600	1,503,188
Thomas L. Brown	31,200	1,213,392
Jennifer L. Klobnak	15,760	580,479
Jeffrey D. Fick	16,200	610,506
Daniel O. Kennedy	17,400	708,772

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2016. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)(2)(3)(4)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	0	694,376	11,044,984
Craig W. Kliethermes	50,000	68,564	1,134,802
Thomas L. Brown	0	27,083	430,753
Jennifer L. Klobnak	0	0	0
Jeffrey D. Fick	0	0	0
Daniel O. Kennedy	0	5,341	84,941
(1)	Contributions shown are in respect to income deferred in 2015, but not contributed until 2016.
(2)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 36, and the Key Plan, which is described in further detail on page 36. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2014,  2015 or 2016, and no contributions were made on his behalf under the Key Plan in 2014,  2015 or 2016. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2014,  2015 or 2016 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(3)

The amounts shown for Messrs. Kliethermes, Brown and Kennedy in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 36. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Plan. Mr. Brown deferred income under the Deferred Plan in 2014. Mr. Kliethermes deferred income under the Deferred Plan in 2014 and 2015. Mr. Kennedy did not defer income under the Deferred Plan in 2014, 2015 or 2016. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2014,  2015 or 2016 for Messrs. Kliethermes, Brown and Kennedy. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

(4)	Ms. Klobnak and Mr. Fick have not participated in the Deferred Plan in any prior years.

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the ERC and Strategy Committee in their joint meeting in 2016. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

44    |    RLI Corp. 2017 Proxy Statement

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO and CFO participate in the MVP Program, an incentive program described in further detail on pages 30-31. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of each MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a peer company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in book value over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the independent directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, peer company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board ;
•	The Finance and Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;
•	All security transactions are confirmed by three Company officers; and
•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 38. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual Committee responsibilities with respect to risk oversight are included in their respective Charters. Prior to November 2016, the Audit Committee had oversight for overall enterprise risk management, risk profile and risk assessment, after which the Strategy Committee assumed this role. The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors loss reserves, among other activities. The Company’s Vice President, Internal Audit reports jointly to Mr. Michael, administratively, and to the Audit Committee, functionally, to ensure an open and effective line of communication with respect to Company risk oversight. The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities. In 2016, the Finance and Investment Committee and Strategy Committee met to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit and capital. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the ERC monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance. The ERC and Strategy Committees met in 2016 to discuss executive compensation and safeguards against unnecessary and excessive risk. The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including, but not limited to corporate governance, regulatory, legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board for oversight of the Company’s corporate strategy and corporate growth/development, and as of November 2016 the overall enterprise risk management and associated risks. Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the Omnibus Plan, the

46    |    RLI Corp. 2017 Proxy Statement

2010 LTIP and the 2015 LTIP. As of December 31, 2016, the Company had 43,944,697 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

			Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	2,207,110 (2)	$40.90	3,083,150 (3)

Equity compensation plans not
approved by shareholders (4)	–	–	(5)

Total	2,207,110	$40.90	3,083,150
(1)	Consists of the Omnibus Plan, the 2010 LTIP and the 2015 LTIP.
(2)

Includes options to purchase 64,250 shares exercisable under the Omnibus Plan, 1,250,610 options to purchase shares exercisable under the 2010 LTIP and 892,250 options to purchase shares exercisable under the 2015 LTIP. The weighted average remaining contractual life of the outstanding options is 4.93 years.

(3)	Shares available for future issuance under the 2015 LTIP.
(4)	Consists of the Director Deferred Plan and the Deferred Plan.
(5)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 23, 2017, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company’s By-Laws provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to our By-Laws, in order for a shareholder to nominate a Board candidate at Company shareholder meetings, such nomination must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s) and (e) arrangements relating to the Company’s stock. The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties and (d) certain arrangements involving the shareholder and the Company’s stock. The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2018 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter before February 3, 2018.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Restated By-Laws, which were filed with the SEC on Form 8-K on May 6, 2011.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to submit your proxy in one of the manners described on page 4.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 23, 2017

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2017 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on Thursday, May 4, 2017, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

Wells Fargo Shareholder Services
P.O. Box 64854
St. Paul, MN 55164-0854
Phone: 800-468-9716 or 651-450-4064
Fax: 651-450-4033
www.shareowneronline.com

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

If you wish to sign up for the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar, as noted above.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2016 Annual Report to Shareholders, which contains our 2016 Form 10-K Annual Report and 2017 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, please contact our corporate headquarters.

48    |    RLI Corp. 2017 Proxy Statement

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our 2017 Proxy Statement, 2016 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2016 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our Proxy Statement, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you promptly upon your written or oral request. Please contact our Vice President, Corporate Development Aaron Jacoby at 309-693-5880, at aaron.jacoby@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2016 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Vice President, Corporate Development Aaron Jacoby at the contact information listed above.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com (Information on the website is not incorporated by reference into this Proxy Statement.)

ANNEX I

PROPOSED AMENDMENTS TO THE COMPANY’S

RESTATED ARTICLES OF INCORPORATION

RESTATED ARTICLES OF INCORPORATION

OF

RLI CORP.

(incorporated May 4, 1993)

RLI Corp. (the "corporation"), formed under the Business Corporation Act of the State of Illinois, does hereby certify:

1. The corporation was incorporated under the name "Illinois RLI Corp, on May 4, 1993. It changed its name to RLI Corp. on May 6, 1993 pursuant to Articles of Merger filed with the Illinois Secretary of State on that date.

2. The name and address of the registered agent and registered office of the corporation are as follows:

~~Daniel O. Kennedy~~

Jeffrey D. Fick

9025 North Lindbergh Drive

Peoria, 1L 61615, County of Peoria

3.	On and as of the date of filing this Restated Articles of Incorporation, there are

[31,902,276] shares of common stock issued. No shares of preferred stock are issued,

4. On and as of the date of filing of this Restated Articles of Incorporation, the paid in-capital of the corporation is $[232,339,942.00].

5. The Restated Articles of Incorporation of the corporation read in their entirety as follows:

Article One:

The name of the corporation is RLI Corp.

Article Two:

The name and address of the registered agent and registered office of the corporation are as follows:

~~Daniel O. Kennedy~~

Jeffrey D. Fick

9025 North Lindbergh Drive

Peoria, 1L 61615, County of Peoria

Article Three:

Purpose or purposes for which the corporation is organized:

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act (the "BCA").

Article Four:

Paragraph 1: Authorized Shares:

Class	Par Value per share	Number of Shares Authorized
Common	$1.00	100,000,000
Preferred	$0.01	5,000,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

50    |    RLI Corp. 2017 Proxy Statement

DENIAL OF CUMULATIVE VOTING RIGHTS: No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

Except as otherwise provided in this Article Four or as otherwise required by the BCA, all shares of Common Stock shall be of equal rank, identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared by the Board of Directors of the Corporation and shall share equally on a per share basis in all such dividends. Except as otherwise required by the BCA or as otherwise provided herein, each holder of Common Stock shall be entitled to one (1) vote per share on each matter submitted to a vote of the shareholders of the Corporation, and the Common Stock shall participate equally on a per share basis upon liquidation. The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and shall be subject to all of the rights, powers, privileges and preferences of the Preferred Stock in any resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by the provisions of this Article Four.

The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation's Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative, the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the provisions of this section, which provisions shall apply to all Preferred Stock, the Board of Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

a)	The designation of the series which may be by distinguishing number, letter and/or title.

b)

The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

c)	The dividend rate of the series.

d)	The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends shall be cumulative.

e)	The redemption rights and price or prices, if any, for shares of the series.

f)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

g)	The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

h)

Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

i)	Restrictions on the issuance of shares of the same series or of any other class or series.

j)	The limitation or denial of voting rights, or the grant of special voting rights, if any.

The Corporation's Board of Directors is authorized to adopt from time to time resolutions pursuant to these Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (j), inclusive, of this section.

Article Five:

BOARD OF DIRECTORS: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In accordance with the provisions of Section 8.10(e) (Number, Election and Resignation of Directors) of the BCA and any successor thereto, the Board of Directors of the Corporation shall consist of a minimum of nine (9) and a maximum of thirteen (13) members, with the number of directors to be set by the Board of Directors pursuant to the Corporation's By-laws. A director shall hold office until the annual meeting of shareholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office.

~~The members of the Board of Directors shall be divided into three classes, with sizes of each class to be as equal as possible and with the directors in each class elected to hold office until the third succeeding annual meeting of shareholders; provided, however, that beginning at the annual meeting of shareholders that is held in calendar year 2009 (the "2009 Annual Meeting"), directors shall be elected annually for terms of one year, except that any director whose term expires at the annual meeting of shareholders in calendar year 2010 (the ''2010 Annual Meeting") or the annual meeting of shareholders in calendar year 2011 (the "2011 Annual Meeting") shall continue to hold office until the end of the term for which such director was elected or appointed and until such director's successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Accordingly, at the 2009 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 Annual Meeting. At the 2010 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 Annual Meeting.  At the 2011 Annual Meeting and each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders, and thereafter there shall be no classes of directors and all directors shall be elected at each annual meeting. If the number of directors is changed prior to the 2011 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequity of the classes until the expiration of such term.~~

At each annual meeting of shareholders, all directors shall be elected for terms expiring at the next annual meeting of shareholders.

Except as required by law or otherwise provided herein, all vacancies on the Board of Directors shall be filled by the Board of Directors, as set forth in the Corporation's By-laws. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

REMOVAL OF DIRECTORS: In accordance with the provisions and requirements of Section 8.35~~(a)(4)~~ (Removal of Directors) of the BCA and any successor thereof, a member of the Board of Directors of this Corporation may be removed ~~only for cause~~with or without for cause by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

PERSONAL LIABILITY: The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated for monetary damages to shareholders and the Corporation, to the fullest extent permitted by Section 2.10(b) (3) (Articles of Incorporation) of the BCA and any successor thereto, subject to the terms and limitations thereof.  ~~Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.~~

INDEMNIFICATION; INSURANCE:

(a) This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

(b) This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best

52    |    RLI Corp. 2017 Proxy Statement

interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of this Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation.

(d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of the directors who are not parties to such action, suit or proceeding, even though less than a quorum designated by a majority vote of the directors, or (3) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the shareholders.

(e) Expenses, including attorney's fees, incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors pursuant to subsections (a) or (b) above in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification and advancement of expenses provided by or granted under this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and -as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not -the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h) If the Corporation has paid indemnity or has advanced expenses to a director or officer, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

(i) For purposes of this section, references to "the Corporation" or "this Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

(j) For purposes of this section, references to "other enterprises" shall include, without limitation, employee benefit plans; references to "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or ·beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this section.

Article Six:

MERGER OR SALE OF ASSETS OUTSIDE THE USUAL COURSE: In accordance with the provisions of Section 11.20 (Approval by Shareholders) of the BCA and any successor thereto, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue. In accordance with Section 11.60 (Sale, Lease or Exchange of Assets, Other than in the Usual and Regular Course of Business) of the BCA and any successor thereto, any sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the usual and regular course of business, shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.

Article Seven:

AMENDMENT TO ARTICLES OF INCORPORATION: In accordance with the provision of Section 10.20(d) (Amendment by Directors and Shareholders) of the BCA and any successor thereto, any amendment to the Articles of Incorporation required by the BCA shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment.

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54    |    RLI Corp. 2017 Proxy Statement

RLI®

DIFFERENT WORKS

9025 N. LINDBERGH DRIVE
PEORIA, IL 61615-1431
P: 309-692-1000

www.rlicorp.com

© 2017 RLI CORP. · 1.2M

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 4, 2017. RLI CORP. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E18301-P86313 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 6, 2017 Date: May 4, 2017Time: 2:00 PM Location: Mt. Hawley Country Club 7724 North Knoxville Avenue Peoria, IL 61614

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E18302-P86313 Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials AAvvaaiillaabbllee ttooVVIEIEWWoorrRREECCEEIVIVEE: : NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Calvin G. Butler, Jr. 06) David B. Duclos 07) Jordan W. Graham 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Robert P. Restrepo, Jr. 11) James J. Scanlan 12) Michael J. Stone The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. 2. Amend the Company's Restated Articles of Incorporation (the "Articles") to allow for the removal of directors without cause. 3. Amend the Articles to conform the personal liability provision to the language of the governing Illinois statute. 4. Amend the Articles to update the director election and registered agent provisions. 5. Advisory vote on executive compensation (the "Say-on-Pay" vote). 6. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. E18303-P86313 Voting Items

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Calvin G. Butler, Jr. 06) David B. Duclos 07) Jordan W. Graham 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Robert P. Restrepo, Jr. 11) James J. Scanlan 12) Michael J. Stone The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. 2. Amend the Company's Restated Articles of Incorporation (the "Articles") to allow for the removal of directors without cause. 3. Amend the Articles to conform the personal liability provision to the language of the governing Illinois statute. 4. Amend the Articles to update the director election and registered agent provisions. 5. Advisory vote on executive compensation (the "Say-on-Pay" vote). 6. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. E18304-P86313 Voting Items

[LOGO]

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18297-P86313 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Calvin G. Butler, Jr. 06) David B. Duclos 07) Jordan W. Graham 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Robert P. Restrepo, Jr. 11) James J. Scanlan 12) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Amend the Company's Restated Articles of Incorporation (the "Articles") to allow for the removal of directors without cause. 3. Amend the Articles to conform the personal liability provision to the language of the governing Illinois statute. 4. Amend the Articles to update the director election and registered agent provisions. 5. Advisory vote on executive compensation (the "Say-on-Pay" vote). 6. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E18298-P86313 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Jordan W. Graham and Barbara R. Allen, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 6, 2017, at the RLI Corp. Annual Meeting of Shareholders to be held on May 4, 2017 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, and (b) for Proposals 2, 3, 4, 5 and 6, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.) V.1.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, May 2, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, May 2, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18299-P86313 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Barbara R. Allen 03) Michael E. Angelina 04) John T. Baily 05) Calvin G. Butler, Jr. 06) David B. Duclos 07) Jordan W. Graham 08) F. Lynn McPheeters 09) Jonathan E. Michael 10) Robert P. Restrepo, Jr. 11) James J. Scanlan 12) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Amend the Company's Restated Articles of Incorporation (the "Articles") to allow for the removal of directors without cause. 3. Amend the Articles to conform the personal liability provision to the language of the governing Illinois statute. 4. Amend the Articles to update the director election and registered agent provisions. 5. Advisory vote on executive compensation (the "Say-on-Pay" vote). 6. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E18300-P86313 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 6, 2017 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 4, 2017 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed and (b) for Proposals 2, 3, 4, 5 and 6, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.) V.1.1